EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2011, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Bridgepoint Education Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
San Diego, California
January 18, 2012